 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  November 16, 2009

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02    Results of Operations and Financial Condition.

On November 17, 2009, Proginet Corporation issued a press release announcing its financial results for the quarter ended October 31, 2009, a copy of which is attached hereto as Exhibit 99.1.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Debra A. DiMaria, the Chief Financial Officer of Proginet Corporation (the “Company”), notified the Company of her resignation from her position as Chief Financial Officer effective November 17, 2009.  Ms. DiMaria will remain as an employee of the Company until December 31, 2009, at her current compensation level, and will be available as needed on a part time basis (up to 24 hours per week) to provide services to the Company consistent with her previously disclosed employment agreement with the Company.

On November 17, 2009, the Company appointed Joe Christel as Chief Financial Officer, effective immediately.  Mr. Christel joined the Company as SVP of Finance in April 2009.

Prior to his employment with the Company, since 2008, Mr. Christel, age 43, served as Controller of ProfitCenter Software, a SaaS provider of e-commerce software solutions to various industries.  From 1998 to 2008,  Mr. Christel was Controller of GoldenSource Corporation, a global software provider of Enterprise Data Management (EDM) solutions for financial and securities institutions.  Between 1993 and 1998, Mr. Christel worked as Controller for Ovid Technologies, a database provider to medical institutions.  He started his career in 1988 working in public accounting for KMPG LLP.  Mr. Christel has been a Certified Public Accountant since 1990.  In his new role at the Company, Mr. Christel will report to Sandison Weil, the Company’s President and CEO.

Except for his title and reporting structure, as described above, the terms of Mr. Christel’s at-will employment remain unchanged from the terms set forth in his offer letter from the Company to Mr. Christel dated April 7, 2009 (the "Offer Letter"), in connection with his hire as SVP of Finance.  The following is a summary of Mr. Christel’s compensation:

I.           Salary and Bonus
•	Initial base salary of $150,000 per year.
•	Eligibility for a quarterly performance bonus with an annual target amount of $50,000, based 50% on achievement of revenue plan targets and 50% on achievement of specific objectives.

Mr. Christel also received a sign-on bonus of $4,000 in connection with his hire as SVP of Finance.

II.           Stock Options
•	options to purchase 200,000 shares of the Company's common stock at a strike price of $.49. Pursuant to the terms of his Offer Letter, such options vest based upon the following schedule:

Vesting Dates	Number of Vested Shares
April 27, 2010	16,667
July 27, 2010	16,667
October 27, 2010	16,667
January 27, 2011	16,667
April 27, 2011	16,667
July 27, 2011	16,667
October 27, 2011	16,667
January 27, 2012	16,667
April 27, 2012	16,666
July 27, 2012	16,666
October 27, 2012	16,666
January 27, 2013	16,666

Upon promotion to Chief Financial Officer, the next four quarters of share vesting are accelerated to the date of promotion.   Future option vesting dates after promotion to CFO will continue to vest according to the schedule indicated in the table above.

III.           Benefits Package

●	Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

The Offer Letter also addresses the procedure and severance benefits for various termination scenarios, including the immediate vesting of all outstanding unvested options upon a Change of Ownership Control (as defined in the Offer Letter).

The summary of the Offer Letter set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the file text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits.

      (d)  Exhibits.

Exhibit No.	Description

10.1	Offer letter from the Company to Joe Christel dated April 7, 2009
99.1	Press Release dated November 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation (Registrant)

Date:	November 17, 2009	By:	/s/ Sandison Weil
		Name:	Sandison Weil
		Title:	President/Chief Executive Officer